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EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-67138, No. 33-74734 and No. 33-94878 of QuickResponse Services, Inc. on Forms S-8 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of QuickResponse Services, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP


San Francisco, California
March 4, 1998




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